UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 06, 2024
CHIPOTLE MEXICAN GRILL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32731 (Commission File Number)	84-1219301 (I.R.S. Employer Identification No.)
610 Newport Center Drive, Suite 1100
Newport Beach, CA 92660
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (949) 524-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, par value $0.01 per share	CMG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Chipotle Mexican Grill, Inc. (“Chipotle”) held its 2024 annual meeting of shareholders on June 6, 2024 (“Annual Meeting”). At the Annual Meeting, Chipotle shareholders approved two amendments to Chipotle’s Amended and Restated Certificate of Incorporation (the “Charter”) to (1) to increase the number of authorized shares of common stock, par value $0.01 per share, from 230 million shares to 11.5 billion shares in connection with a 50-for-one stock split of Chipotle’s common stock, and (2) clarify that the Board of Directors, in certain circumstances and consistent with Delaware General Corporation Law, can amend the Charter without shareholder approval (collectively, the “Charter Amendments”). The Charter Amendments became effective upon Chipotle’s filing of a Certificate of Amendment with the Secretary of State of the State of Delaware on June 6, 2024.
As previously announced, each Chipotle stockholder of record at the close of business on June 18, 2024 (the “Stock Split Record Date”) will receive, after the close of business on June 25, 2024, 49 additional shares for every one share held as of the Stock Split Record Date. Trading is expected to begin on a split-adjusted basis on June 26, 2024.
This description of the Charter Amendments is not complete and is qualified in its entirety by reference to the text of the Charter, as amended and restated, a copy of which is filed as Exhibit 3.01 to this Form 8-K.
Item 5.07 Submission of Matters to a Vote of Security Holders
At the Annual Meeting, 24,726,922 shares of common stock were represented in person or by proxy. The final voting results for each proposal are set forth below.
Election of Directors
1. Chipotle shareholders elected each of the ten (10) director nominees to the Board of Directors, to serve for a one-year term. There were 1,519,315 broker non-votes.

DIRECTOR NOMINEE	FOR	AGAINST	ABSTAIN
Albert Baldocchi	22,688,657	507,313	11,637
Matthew Carey	23,041,201	147,440	18,966
Gregg Engles	23,101,543	91,332	14,732
Patricia Fili-Krushel	22,837,695	354,206	15,706
Laura Fuentes	23,163,594	28,474	15,539
Mauricio Gutierrez	23,144,218	50,771	12,618
Robin Hickenlooper	23,008,371	185,333	13,903
Scott Maw	22,907,855	279,686	20,066
Brian Niccol	22,241,480	891,257	74,870
Mary Winston	22,906,781	285,300	15,526
Other Proposals
2. The shareholders approved, on a nonbinding, advisory basis, the compensation paid to Chipotle’s executive officers, as disclosed in the proxy statement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
21,990,565	1,190,480	26,562	1,519,315
3. The shareholders approved the ratification of the appointment of Ernst & Young LLP as Chipotle’s independent registered public accounting firm for the year ending December 31, 2024.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
23,676,459	1,033,543	16,920	N/A

4. The shareholders approved amendments to Chipotle’s Certificate of Incorporation to increase the number of authorized shares of common stock.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
24,575,721	129,870	21,331	N/A
5. The shareholders approved amendments to Chipotle’s Certificate of Incorporation to clarify the Board’s authority to make future amendments.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
23,114,772	73,651	19,184	1,519,315
6. The shareholders did not approve a shareholder proposal requesting an audit of safety practices.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,862,580	15,996,575	348,452	1,519,315
7. The shareholders did not approve a shareholder proposal requesting adoption of a non-interference policy.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,300,017	20,578,117	329,473	1,519,315
8. The shareholders did not approve a shareholder proposal requesting a report on adoption of automation.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,262,500	18,596,213	348,894	1,519,315
9. The shareholders did not approve a shareholder proposal requesting a report on harassment and discrimination statistics.
.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,821,265	19,270,269	116,073	1,519,315
Item 9.01 Financial Statements and Exhibits.
Exhibit Index

Exhibit Number	Exhibit Description
3.1	Restated Certificate of Incorporation of Chipotle Mexican Grill, Inc. dated June 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

June 7, 2024	By:	/s/ Roger Theodoredis
General Counsel & Chief Legal Officer